Exhibit 99.1

Osiris Announces Implementation of Prestige LyotechnologySM Preservation Method Allowing Ambient Storage of Living Tissues

COLUMBIA, MARYLAND — June 4, 2018 (GLOBE NEWSWIRE) - Osiris Therapeutics, Inc. (OTC Pink: OSIR), a regenerative medicine company focused on developing and marketing products for wound care, orthopedics, and sports medicine, announced today the implementation of Prestige Lyotechnology for manufacturing of commercial products.

In 2017, Osiris announced the development of Prestige Lyotechnology, a preservation technique for ambient storage of living tissues (see http://www.osiris.com/wp-content/uploads/2017/03/2017-03-30-Prestige-Lyo-Nature-article-PR-FINAL.pdf). In April 2018, studies describing properties of viable lyopreserved tissues were presented at scientific conferences including the Annual Symposium on Advanced Wound Care (SAWC) and Wound Healing Society (WHS) (see http://www.osiris.com/wp-content/uploads/2018/04/2018-04-24-Osiris-to-Present-at-SAWC-Spring-2018-FINAL.pdf).

Cryopreservation is the conventional method for long-term storage of living cells and tissues. However, this method requires ultra-low temperature (below –80 Celsius degrees) equipment for storage and shipment, which creates a barrier to widespread use. We believe Prestige Lyotechnology will allow for storage and shipment of living tissue, including our products, at room temperature. We expect this technology to have practical significance for both scientific and clinical applications, because it is designed to eliminate the need to preserve and transport our products at constant ultra-low temperatures.

Osiris is pleased to report validation, testing and up-scaling of Prestige Lyotechnology for manufacturing of our products. We expect our GrafixPL PRIME™ product to be our first commercially available product in the lyopreserved configuration. The structural matrix, growth factors, and cell viability of GrafixPL PRIME are equivalent to that of Grafix PRIME®, a cryopreserved placental membrane, but without the constraints of ultra-low temperature storage (see http://www.osiris.com/wp-content/uploads/2017/04/2017-04-04-Osiris-to-Present-at-SAWC-spring-2017-FINAL.pdf).

Grafix® and GrafixPL® products are cryopreserved and lyopreserved placental membranes, respectively, that retain the extracellular matrix, growth factors, endogenous cells, including neonatal mesenchymal stem cells, and fibroblasts of the native tissue, all of which are beneficial in supporting natural wound repair. Both configurations are flexible and are conforming wound covers designed for direct application on hard-to-treat acute and chronic wounds, including, but not limited to, diabetic foot ulcers, venous leg ulcers and thermal burns. The two configurations will also be comparably priced, depending on size of the graft, with list prices ranging from $495-$3,000.

“We are very pleased with the progress of our implementation of Prestige Lyotechnology, which we believe is another outstanding achievement of the company” said Jason Keefer, Interim Chief Executive Officer. “With Prestige Lyotechnology and GrafixPL PRIME, Osiris believes the challenges of “cold chain” storage and distribution of living tissues will be eliminated, which could allow our products to reach more physicians and help more patients in need.”

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, researches, develops, manufactures and commercializes regenerative medicine products intended to improve the health and lives of patients and lower overall healthcare costs. We have achieved commercial success with products in orthopedics, sports medicine and wound care, including the Grafix product line, Stravix®, BIO4® and Cartiform®. We continue to advance our research and development by focusing on innovation in regenerative medicine, including the development of bioengineered stem cell and tissue-based products. Osiris®, Grafix®, GrafixPL®, Stravix®, GrafixPL PRIME™ Cartiform®, and Prestigesm are our trademarks. BIO4® is a trademark of Howmedica Osteonics Corp., a subsidiary of Stryker Corporation. More information can be found on the Company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

Statements herein relating to the future of Osiris Therapeutics, Inc. and the ongoing research and development of our products are forward-looking statements. Osiris Therapeutics, Inc. cautions that these forward looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include those identified under the heading “Risk Factors” in the Osiris Therapeutics Inc. Annual Report on Form 10-K for the years ended December 31, 2017, 2016 and 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission (SEC). We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. Examples of forward-looking statements may include, without limitation, statements regarding the anticipated efficiencies and advantages of products and the likelihood of customer clinical adoption of any new products. Although well characterized in scientific literature and studies, preservation of tissue integrity, including cells, may not be indicative of clinical outcome.  Accordingly, you should not unduly rely on these forward-looking statements. You are encouraged to read our filings with the SEC, available at sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For additional information, please contact:

Diane Savoie

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com